UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, David Moezidis will succeed Jeffrey W. Benck as the Company’s Chief Executive Officer upon Mr. Benck’s retirement on March 31, 2026. Also as previously announced, David L. Cummings recently succeeded Mr. Moezidis as Chief Commercial Officer following Mr. Moezidis’ promotion to President as part of the Company succession planning. In recognition of Mr. Moezidis’ promotion to President during this transition period, the Human Capital and Compensation Committee of the Board of Directors approved an increase in Mr. Moezidis’ base salary from $546,300 to $650,000 together with an increase in his target annual cash incentive compensation from $409,725 to $487,500 (as a percentage of salary, Mr. Moezidis’ target annual cash incentive compensation remains unchanged at 75%).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	December 16, 2025	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer